EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Microsemi Corporation of our report dated November 12, 2015 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Microsemi Corporation’s Annual Report on Form 10-K for the year ended September 27, 2015.

/s/ PricewaterhouseCoopers LLP
Irvine, California
January 29, 2016